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ANNUITY CONTRACT  This is a group annuity contract issued to the group contractholder upon Security First Life
                  Insurance Company's ("Company") acceptance of the application. When issued, the Group
                  Contract is a legal agreement between the group contractholder and the Company. To be covered under the Group Contract a person must complete an enrollment form and arrange for purchase payments to be made. Each person so enrolled is called a participant.
                  The Company agrees to pay an annuity to the annuitant. An annuity is a series of payments. Unless another choice is made, payments will be made monthly starting on the normal annuity date. The payments will continue for the annuitant's lifetime but not for less than 120 months. Other payment options may be elected.
                  If the annuitant dies before the annuity date, a settlement will be made in accordance with the
                  Settlement on Death provision. The Company may require proof that any payee is living on the date a payment is due.
                  All terms on this and the following pages are a part of this Group Contract.
                  20 DAY RIGHT TO EXAMINE THIS CONTRACT. At any time within 20 days after receipt of this annuity contract, it may be returned for cancellation by delivering it to the Company at its administrative office shown herein. Such delivery or mailing of the contract shall void it from the beginning, and the parties shall be in the same position as if it had not been issued. All purchase payments for the contract shall be refunded.
                  THIS DOCUMENT IS A LEGAL CONTRACT BETWEEN THE GROUP CONTRACTHOLDER AND THE COMPANY. READ
                  THIS CONTRACT CAREFULLY.
                  Signed for the Company at its home office on the contract date.
                  /s/ Robert G. Mepham
                  Robert G. Mepham
                  President
                  /s/ Richard C. Pearson
                  Richard C. Pearson
                  Secretary
                  ALL PAYMENTS AND VALUES UNDER THIS CONTRACT WHICH ARE BASED ON
                  INVESTMENT IN THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT
                  GUARANTEED AS TO FIXED DOLLAR AMOUNT.
                  Group Flexible Payment Annuity
                  Providing Fixed and Variable Benefits
                  Life Annuity with 10-Years Certain
                  Starting on the Annuity Date
                  Non-Participating
                  No Dividends

                  SF - 226R1
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TABLE OF CONTENTS

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           ARTICLE                                                                                          PAGE
                    Introduction                                                                              1
                    Contract Specifications                                                                   3
                 1  Description of Certain Terms Used in This Contract                                        4
                 2  General Terms                                                                             5
                 3  Participant's Account Provisions                                                          6
                 4  Valuation and Nonforfeiture Provisions                                                    7
                 5  Settlement                                                                               10
                 6  Settlement on Death                                                                      11
                 7  Annuity Income                                                                           12
                 8  Method of Calculating Annuity Income Payments                                            13
                 9  Annuity Purchase Rates                                                                   15
           SECTION
              4.02  Accumulated Payment Value                                                                 7
              3.04  Accumulation Units                                                                        6
              4.08  Administrative Fee                                                                        8
              7.02  Alternate Annuity Income Rates                                                           12
              7.03  Alternate Assumed Investment Return                                                      12
              7.01  Annuity Income Options                                                                   12
              4.01  Annuity Value                                                                             7
              4.04  Cash Surrender                                                                            7
              4.03  Cash Value                                                                                7
              2.03  Change of Contract                                                                        5
                    Communications                                                                            3
              2.01  The Contract                                                                              5
              4.12  Conversion Between Series                                                                 8
              3.03  Crediting Accumulation Units                                                              6
              2.08  Data Provided To The Company                                                              5
              4.07  Deferral Of Payment                                                                       8
              2.07  Designation Of Beneficiary                                                                5
              8.01  Determination Of Monthly Guaranteed Minimum Fixed Dollar Annuity Payments                13
              8.02  Determination Of Monthly Variable Annuity Payment For The First Year                     13
              8.04  Determination Of Monthly Variable Annuity Payments For The Second And Subsequent Years   13
                    General Account Excess Interest                                                           3
              2.10  General Account Purchase Payment Guarantee                                                6
                    Guaranteed Minimum Interest Rates                                                         3
              2.05  Incontestability                                                                          5
              4.13  Limitations on Distributions                                                              9
              5.04  Minimum Amount To Payee                                                                  10
              4.11  Minimum Benefits                                                                          8
              2.09  Misstatement Of Age                                                                       5
              2.02  Non-Participating                                                                         5
              5.02  Normal Form Of Settlement                                                                10
              8.03  Number Of Annuity Units                                                                  13
              5.03  Optional Annuity Date And Optional Settlement                                            10
              2.06  Ownership And Assignment                                                                  5
              4.05  Partial Surrenders                                                                        7
              3.01  Participant's Account                                                                     6
                    Plan                                                                                      3
              4.10  Premium Taxes                                                                             8
              3.02  Purchase Payments                                                                         6
              2.11  The Separate Account                                                                      6
              8.05  Separate Account Annuity Unit Values                                                     14
              5.01  Settlement Of Participant's Account                                                      10
              6.01  Settlement On Death Before The Annuity Date                                              11
              6.02  Settlement On Death Of Payee                                                             11
              3.05  Splitting Units                                                                           6
                    Statement of Account                                                                      3
              2.12  Substitution Of Fund Shares                                                               6
              4.06  Surrender Without Percentage Charge                                                       7
              2.04  Termination Of Contract                                                                   5
              4.09  Transaction Fee                                                                           8
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          CONTRACT DATA

                         Group Contract Number                                                                      [          ]
                         Group Contract Date                                                                        [          ]
                         Group Contractholder                                                                       [          ]

                         Issued for Delivery In, and Subject to the Laws of the State of

CONTRACT SPECIFICATIONS
                         PLAN [The plan is a tax-deferred annuity purchase program established to meet the requirements of
                         Section 403(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The plan is so established by the employer so that all purchase payments which do not exceed the limitations set forth in the Code will be excluded from the gross income of the Participant. The provisions of the Code and any resolution or plan requirements that may have been established by the employer constitute the plan.
                         Except as otherwise provided in the plan, each participant will have an interest in the account established by his or her purchase payments. This interest cannot be forfeited. Each participant may invoke all rights as owner of his or her account except as may be prohibited by the plan. Any form required under the plan must be submitted to the Company.
                         A participant may elect to receive payments under Annuity Income Options Two, Four or Five only if annuity benefits meet the minimum distribution incidental benefit requirements under the Code.
                         All employees of an employer may elect to have the employer make contributions of more than $200 pursuant to a salary reduction agreement if any employee of the employer may elect to make contributions pursuant to such agreement, except as otherwise permitted in Section 403(b)(12) of the
                         Code.
                         The mutual funds into which the assets of the separate account may be invested are the Money Market
                         Series, the Bond Series and the Growth and Income Series of Security First Trust. ]
                         GUARANTEED MINIMUM INTEREST RATES Prior to the annuity date the minimum interest rates applicable to purchase payments allocated to the general account will be stated in accordance with the participant's certificate, but will not be less than [__%]. Interest is compounded annually and credited daily.
                         GENERAL ACCOUNT EXCESS INTEREST The Company may declare and credit excess interest applicable to purchase payments allocated to the general account at its discretion. Declaration of excess interest is not guaranteed.
                         STATEMENT OF ACCOUNT Prior to the annuity date, statements of account will be provided for each participant as of the end of each quarter in which a transaction occurred, but in no event less often than once per year.
                         COMMUNICATIONS Write to the Company at its administrative office shown below:
                                                          Security First Life Insurance Company
                                                                     P.O. Box 92193
                                                              Los Angeles, California 90009
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                         ARTICLE 1  A. ACCUMULATION UNIT A measuring unit
      DESCRIPTION OF CERTAIN TERMS  used to determine the value of a
             USED IN THIS CONTRACT  participant's interest in a series
                                    under a certificate at any time
                                    before annuity payments commence.
                                    B. ANNUITANT The person who is to
                                    receive annuity payments and who is
                                    identified as the participant.
                                    C. ANNUITY A series of income
                                    payments made to an annuitant for a
                                    defined period of time.
                                    D. ANNUITY DATE The date the series
                                    of income payments begins under a
                                    certificate.
                                    E. ANNUITY UNIT A measuring unit used
                                    to determine the amount of annuity
                                    payments based on a series under this
                                    contract after such payments have
                                    commenced.
                                    F. BENEFICIARY A person who has the
                                    right to receive settlement on the
                                    death of a participant.
                                    G. CALENDAR YEAR The one year period
                                    from January 1 to December 31.
                                    H. CERTIFICATE The form given to
                                    participants describing their rights
                                    in the Contract.
                                    I. CERTIFICATE DATE The date a
                                    participant's certificate is issued
                                    or the date a participant's account
                                    is established where no certificate
                                    is issued.
                                    J. CERTIFICATE YEAR A one year period
                                    starting on the certificate date and
                                    on each anniversary thereof.
                                    K. CONTRACT The legal agreement
                                    between the group contractholder and
                                    the Company covering rights of the
                                    whole group.
                                    L. FIXED ANNUITY An annuity providing
                                    guaranteed level payments.
                                    M. FUND Any registered management
                                    investment company, or series
                                    thereof, in which the assets of the
                                    separate account may be invested.
                                    N. GENERAL ACCOUNT Assets of the
                                    Company, except those in the separate
                                    account or any other segregated asset
                                    account.
                                    O. NORMAL ANNUITY DATE The earlier of
                                    (i) the first day of the month
                                    coincident with or immediately
                                    preceding the date on which a
                                    distribution must commence under the
                                    plan or (ii) the first day of the
                                    month coincident with or next
                                    following the anniversary of the
                                    certificate date nearest the
                                    participant's 75th birthday.
                                    P. PARTICIPANT An eligible person who
                                    has submitted a completed enrollment
                                    form to the Company and to whom a
                                    certificate is issued in accordance
                                    with the Plan.
                                    Q. PARTICIPANT'S ACCOUNT The sum of
                                    the values of the accumulation units
                                    credited to a participant.
                                    R. PAYEE The annuitant or beneficiary
                                    receiving payment of benefits under
                                    this contract.
                                    S. PURCHASE PAYMENT Any amount
                                    received by the Company for a
                                    participant under the contract.
                                    T. SEPARATE ACCOUNT A segregated
                                    asset account established by the
                                    Company under the Delaware Insurance
                                    Code. The income or losses of the
                                    separate account are free from any
                                    other liabilities of the Company's
                                    other business.
                                    U. SERIES The accumulation unit
                                    values and annuity unit values
                                    maintained separately for each fund
                                    whose securities are owned by the
                                    separate account.
                                    V. VALUATION DATE Any business day
                                    used by the separate account to
                                    determine the value of part or all of
                                    its assets for purposes of
                                    determining accumulation and annuity
                                    unit values. Accumulation unit values
                                    will be determined each business day.
                                    There will be one valuation date in
                                    each calendar week for annuity unit
                                    values. The Company will establish
                                    the valuation date at its discretion,
                                    but until notice to the contrary is
                                    given, that date will be the last
                                    business day in a week.
                                    W. VALUATION PERIOD The time from one
                                    valuation date to the next.
                                    X. VARIABLE ANNUITY An annuity whose
                                    payments vary annually according to
                                    the net investment results of a
                                    series of the separate account.

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                 ARTICLE 2  2.01 THE CONTRACT The group contract
             GENERAL TERMS  is this document, endorsements, if
                            any, and the application. Only an
                            officer of the Company can change the
                            contract or waive any of the
                            Company's rights. These changes must
                            be made in writing. Any contract
                            terms referring to "filing" or
                            "receipt" of documents means filing
                            or receipt at the Company's
                            administrative office shown on page 3.
                            2.02 NON-PARTICIPATING This contract
                            does not share in the earnings of the
                            Company.
                            2.03 CHANGE OF CONTRACT The group
                            contractholder and the Company may
                            change the contract by mutual
                            agreement at any time. No such change
                            may affect any participant's account
                            where his or her interest is
                            nonforfeitable, without the written
                            consent of that participant. Changes
                            must be made in writing. Any changes
                            must comply with the state laws where
                            the contract is delivered. The
                            Company, by itself, may change only
                            the following contract terms:
                            (a) Terms which apply to participants
                            enrolling after the effective date of
                            the change.
                            (b) Terms which apply to the excess
                            of any purchase payments received in
                            a certificate year over the purchase
                            payments received in the first
                            certificate year for certificates
                            issued before the effective date of
                            the change.
                            (c) Terms which may be necessary to
                            make the contract conform to any
                            federal or state law, regulation or
                            ruling.
                            2.04 TERMINATION OF CONTRACT This
                            contract will terminate when the
                            Company has fulfilled all its
                            obligations.
                            2.05 INCONTESTABILITY After two years
                            from the date of issue, the Company
                            cannot void this contract due to any
                            misstatements on the application.
                            2.06 OWNERSHIP AND ASSIGNMENT This
                            contract belongs to the group
                            contractholder. A participant may
                            exercise ownership rights affecting
                            his or her account only if the
                            participant's interest in that
                            account is nonforfeitable. In the
                            absence of such nonforfeitable
                            participant's interest, individual
                            certificates will be issued only at
                            the request of the group
                            contractholder. A participant's
                            contract rights are subject to the
                            rights of any irrevocable beneficiary.
                            The Company will honor any assignment
                            of rights in this contract only after
                            it is received in writing by the
                            Company. The Company is not
                            responsible for the validity of the
                            assignment. Unless otherwise
                            permitted in the Code, if this
                            contract is issued to purchase
                            annuities for individuals under
                            Section 401, 403(b) or 408 of the
                            Code, the contract may not be
                            assigned to anyone except the Company.
                            2.07 DESIGNATION OF BENEFICIARY A
                            participant may name and change the
                            beneficiary. The request must be in
                            writing and made before the
                            participant dies. No change will take
                            effect unless it is received. When
                            received, the request will take
                            effect as of the date signed, subject
                            to payment or other action taken by
                            the Company before it was received.
                            An irrevocable beneficiary must agree
                            to any such change.
                            2.08 DATA PROVIDED TO THE COMPANY The
                            Company may require the group
                            contractholder and participant to
                            provide data needed to administer the
                            contract. Such data must be provided
                            upon request. The data must be in a
                            form satisfactory to the Company.
                            2.09 MISSTATEMENT OF AGE The age of a
                            payee may affect the amount of
                            annuity payments made under a
                            certificate. If the age is misstated,
                            any amount payable or benefit
                            accruing under the contract will be
                            that as the premiums would have
                            purchased at the correct age.

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                                2.10 GENERAL ACCOUNT PURCHASE PAYMENT
                                GUARANTEE Notwithstanding Sections
                                4.03, 4.04 or 4.05, the cash value of
                                the portion of a participant's
                                account attributable to the general
                                account will never be less than the
                                sum of purchase payments originally
                                allocated to the general account,
                                less purchase payments or any portion
                                thereof converted to a separate
                                account series, surrendered or
                                applied to an annuity income option.
                                2.11 THE SEPARATE ACCOUNT Security
                                First Life Separate Account A is a
                                separate account of the Company
                                established in 1980 under Delaware
                                law. It is registered under the
                                Investment Company Act of 1940 (the
                                "Act"). Its assets are invested only
                                in shares of one or more funds as
                                stated in the plan. The separate
                                account will vote its fund shares in
                                accordance with the instructions
                                received from group contractholders
                                and participants who have units in
                                the separate account series of that
                                fund. Each such person will receive
                                all reports and material of the funds
                                in which he or she owns series units,
                                and will receive forms in order to
                                instruct the separate account how to
                                vote.
                                2.12 SUBSTITUTION OF FUND SHARES The
                                Company may not change the fund
                                shares of a series unless approved as
                                provided by the Act. The separate
                                account may buy other securities for
                                other series or contracts or, if
                                requested by a participant, convert
                                units from one series or contract to
                                another.

                     ARTICLE 3  3.01 PARTICIPANT'S ACCOUNT The
         PARTICIPANT'S ACCOUNT  Company will establish a
                    PROVISIONS  participant's account for each person
                                who becomes a participant. A
                                participant's account is the sum of
                                the values attributable to all
                                purchase payments made by or for the
                                participant.
                                3.02 PURCHASE PAYMENTS Purchase
                                payments for any participant must be
                                at least $20 each and $240 annually.
                                Each purchase payment must be
                                allocated by the participant among
                                the general account, and series of
                                the separate account.
                                3.03 CREDITING ACCUMULATION UNITS
                                Purchase payments allocated to the
                                separate account will be applied to
                                provide accumulation units. The
                                number of accumulation units credited
                                for a series is determined by
                                dividing the amount of the purchase
                                payment allocated to the series, less
                                any premium taxes and transaction
                                fees deducted, by the accumulation
                                unit value for the series on the day
                                the Company received the purchase
                                payment or values are converted to
                                the series.
                                3.04 ACCUMULATION UNITS The separate
                                account accumulation unit value for
                                each series was first set at $5. This
                                value is determined each business
                                day. It is equal to the value on the
                                prior day multiplied by a net
                                investment factor. The net investment
                                factor is:
                                (a) the net asset value of a fund
                                share at the close of the current
                                business day plus the per share
                                amount of any fund distributions less
                                taxes (per share), divided by
                                (b) the net asset value of a share at
                                the close of the prior business day
                                and less
                                (c) the actuarial risk fee factor of
                                [%] for each calendar day from the
                                prior business day to the current
                                business day.
                                The actuarial risk fee factor is a
                                Mortality, Expense and Distribution
                                Risk Charge that is deducted during
                                accumulation and during a variable
                                annuity income option to compensate
                                for increased mortality and expenses
                                not anticipated by the mortality,
                                maintenance and surrender charges
                                guaranteed in the contract. If this
                                charge is more or less than
                                sufficient, the Company will retain
                                the balance as profit or incur a loss.
                                3.05 SPLITTING UNITS The Company may
                                split the value of any units if it is
                                in the best interest of the group
                                contractholder, participants,
                                annuitants and the Company. If split,
                                strict equity will be preserved. Such
                                split will have no major effect upon
                                the benefits or provisions of this
                                Contract.

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                       ARTICLE 4  4.01 ANNUITY VALUE The annuity value
                   VALUATION AND of a participant's account is the NONFORFEITURE PROVISIONS amount that can be applied to any annuity income option under this
                                  contract. The annuity value is the
                                  value of the participant's separate
                                  account accumulation units plus the
                                  accumulation at annuity value
                                  interest rates of: (a) purchase
                                  payments allocated to the general
                                  account; minus (b) amounts previously
                                  applied to an annuity income option;
                                  minus (c) prior administrative and
                                  transaction fees; minus (d) premium
                                  taxes, if any, minus; (e) amounts
                                  deducted for partial surrenders.
                                  4.02 ACCUMULATED PAYMENT VALUE The
                                  accumulated payment value of a
                                  participant's account is the amount
                                  used to calculate the cash value. The
                                  accumulated payment value is equal to
                                  the value of the participant's
                                  accumulation units in the separate
                                  account plus the accumulation at
                                  accumulated payment value interest
                                  rates of: (a) purchase payments
                                  allocated to the general account;
                                  minus (b) amounts previously applied
                                  to an annuity income option; minus
                                  (c) prior administrative and
                                  transaction fees; minus (d) premium
                                  taxes, if any, minus; (e) amounts
                                  previously deducted for partial
                                  surrenders.
                                  4.03 CASH VALUE The cash value of a
                                  participant's account is equal to the
                                  accumulated payment value of the
                                  account multiplied by a percentage,
                                  and then reduced by applicable
                                  transaction fees. Prior to the end of
                                  the ninth full calendar year after
                                  the certificate date, the percentage
                                  shall be 93% for purchase payments
                                  received by the Company within 60
                                  months of the date of surrender and
                                  interest thereon and 100% for all
                                  earlier purchase payments and
                                  interest thereon. After the ninth
                                  full calendar year following the
                                  certificate date, the percentage
                                  shall be 100% for all purchase
                                  payments and interest thereon.
                                  4.04 CASH SURRENDER A participant's
                                  account may be surrendered for its
                                  cash value before the annuity date.
                                  Requests for surrender must be in
                                  writing. If the participant has a
                                  nonforfeitable interest in his or her
                                  account such request must be signed
                                  by the participant. The cash value
                                  will not be paid until the
                                  certificate is returned to the
                                  Company.
                                  4.05 PARTIAL SURRENDERS Partial
                                  surrenders from the cash value of a
                                  participant's account may be made
                                  before the annuity date. Requests for
                                  partial surrenders must be in
                                  writing. If the participant has a
                                  nonforfeitable interest in his or her
                                  account, such request must be signed
                                  by the participant. No partial
                                  surrender will be allowed if it
                                  results in the participant's interest
                                  in the general account or any series
                                  of the separate account having a
                                  value after the surrender of less
                                  than $200, unless the entire amount
                                  in this series or general account is
                                  surrendered.
                                  When a partial surrender is made from
                                  a series, the number of accumulation
                                  units in that series will be reduced
                                  by the number of units equal in value
                                  to the amount withdrawn plus
                                  transaction fees, both divided by the
                                  applicable percentage shown in
                                  Section 4.03.
                                  Purchase payments allocated to the
                                  general account and accumulation
                                  units will be cancelled on a first-in
                                  first-out basis. A proportionate
                                  amount will be deducted from the
                                  annuity value.
                                  4.06 SURRENDER WITHOUT PERCENTAGE
                                  CHARGE The first surrender from a
                                  participants' account in a calendar
                                  year will be subject to the following:
                                  (a) For surrenders of up to 10% of
                                  the participant's accumulated payment
                                  value in the general account and 10%
                                  of the participant's value of
                                  accumulation units in the separate
                                  account, the amount of the surrender
                                  will be determined by applying a
                                  percentage of 100% in the calculation
                                  of cash value under Section 4.03,
                                  provided that the proceeds of this
                                  surrender are paid solely to the
                                  participant or the beneficiary.
                                  (b) The amount of the surrender that
                                  is over the values described in (a)
                                  above will be subject to Sections
                                  4.03, 4.04 and 4.05.

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                      4.07 DEFERRAL OF PAYMENT Payment of
                      full or partial surrenders from a
                      separate account series may be
                      suspended under the following
                      conditions:
                      (a) During any period which the New
                      York Stock Exchange is closed (other
                      than customary weekend or holiday
                      closing) or;
                      (b) When the Securities and Exchange
                      Commission determines that trading on
                      such exchange is restricted or that
                      an emergency exists; and, as a
                      result, the separate account may not
                      reasonably dispose of its securities
                      or fairly value its assets; or
                      (c) For such other periods as the
                      Securities and Exchange Commission
                      may by order direct for the
                      protection of variable
                      contractholders and participants.
                      Payments of full or partial
                      surrenders from the general account
                      may be deferred for a period of not
                      more than six months from the date
                      written request is received. Interest
                      will continue to be credited during
                      the deferral period. The interest
                      rate(s) will be the same as if the
                      surrender had not been requested. A
                      partial surrender made without
                      percentage charge under Section 4.06
                      is not subject to deferral.
                      4.08 ADMINISTRATIVE FEE At the end of
                      each certificate year a participant's
                      account values will be reduced by an
                      administrative fee of not more than
                      $21.50 plus $2.50 for amounts
                      allocated to the general account and
                      for each series with accumulation
                      units in the separate account. The
                      fee will be pro-rated among the
                      participant's account values in the
                      general account and the series in the
                      separate account on the basis of the
                      relative values of each as of the
                      date of the deduction. Any charge to
                      the general account will be applied
                      to purchase payments and interest
                      thereon on a first-in first-out basis.
                      4.09 TRANSACTION FEE A transaction
                      fee of $10 shall be deducted from a
                      participant's account for each
                      allowable conversion (see Section
                      4.12), each full or partial surrender
                      and upon the start of annuity
                      payments (see Article 5). The charges
                      will be allocated on a pro rata basis
                      to the participant's account values
                      in the general account and the series
                      of the separate account from which
                      the funds are converted or withdrawn.
                      Any charge to the general account
                      will be applied to purchase payments
                      and interest thereon on a first-in
                      first-out basis.
                      4.10 PREMIUM TAXES The Company shall
                      have the right to deduct from the
                      participant's account any premium tax
                      payable by it. If a premium tax
                      deduction is made, it will be made on
                      or after the time the tax is payable
                      by the Company.
                      4.11 MINIMUM BENEFITS The value of a
                      paid-up annuity, cash surrender, or
                      settlement on death under this
                      contract will not be less than the
                      minimum required by the state laws
                      where the contract is delivered.
                      4.12 CONVERSION BETWEEN SERIES
                      Accumulation units in the separate
                      account may be converted from one
                      separate account series to another.
                      Accumulation units may also be
                      converted from a separate account
                      series to the general account and
                      will receive the interest rate
                      guarantees applicable to new purchase
                      payments under this contract. Amounts
                      accumulated in the general account
                      may be converted to accumulation
                      units in a separate account series
                      subject to the following restrictions:
                      (a) Conversions are limited to once
                      per certificate year;
                      (b) The total amount transferred from
                      the general account during any
                      certificate year cannot exceed 20% of
                      the accumulated payment value of the
                      participant's interest in the general
                      account on the date of the
                      conversion; and,
                      (c) The value of the participant's
                      interest in the general account will
                      be reduced by the accumulated payment
                      value of the amount withdrawn plus
                      transaction fees. Purchase payments
                      will be cancelled on a first-in,
                      first-out basis. A proportionate
                      amount will be deducted from the
                      annuity value.
                      The Company may, at its sole
                      discretion, allow amounts in excess
                      of 20% to be converted.

                      Conversions may be communicated by
                      written election, or if permitted by
                      the Company, by telephone. The
                      Company will convert the amounts on
                      the first valuation date after
                      receipt of the written election.
                      Conversions requested by telephone
                      will be effective within a reasonable
                      time in accordance with policies
                      established by the Company.
                      Annuity units in the separate account
                      may be converted from one separate
                      account series to another. Separate
                      account annuity units may not be
                      converted to the general account.
                      However, amounts in the general
                      account that have not been applied to
                      a fixed annuity may be converted to
                      annuity units in one or more separate
                      account series for application to a
                      variable annuity income option. Such
                      conversions are not subject to the
                      limitations described in (a) and (b)
                      above.
                      Conversions of annuity units must be
                      elected by written notification
                      signed by the participant and will be
                      effective on the following annuity
                      unit valuation date. No conversion of
                      units may take place within two
                      calendar weeks before the annuity
                      date or any anniversary thereof.
                      The minimum amount that may be
                      converted at any time is the lesser
                      of $500 or the balance of the
                      participant's account allocated to
                      the general account or to the series
                      to be converted.
                      4.13 LIMITATIONS ON DISTRIBUTIONS
                      Notwithstanding anything in the
                      contract to the contrary, and except
                      as provided below, a participant
                      shall not be entitled to receive a
                      distribution under the contract
                      (whether as annuity payments or a
                      surrender) on amounts attributable to
                      purchase payments made pursuant to a
                      salary reduction agreement (as
                      defined under Section 402(g) (3)(C)
                      of the Code) except under the
                      following circumstances:
                      1. The participant has attained age
                         59 1/2;
                      2. The participant separates from
                         service with the employer through
                         which the purchase payments were
                         made;
                      3. The participant dies or becomes
                         disabled (as defined in Section
                         72(m) (7) of the Code); or,
                      4. In the case of a hardship (as
                         defined in Section 403(b) (11) of
                         the Code).
                      In the event of a distribution based
                      on hardship, amounts distributed may
                      not include income earned on purchase
                      payments.
                      These limitations shall not apply to
                      the distribution of that portion of a
                      participant's account which is
                      attributable to assets held as of
                      December 31, 1988. No distribution
                      based on hardship will be permitted
                      unless all amounts excluded from
                      these limitations have been
                      distributed. Further, loans made to a
                      participant under the contract may
                      not be repaid by deduction from that
                      portion of the participant's account
                      which is subject to these
                      distribution limitations.
                      All references in this Section 4.13
                      to sections of the Code shall include
                      any successor or substitute
                      provisions thereto and any
                      regulations issued thereunder.

 LOGO

                ARTICLE 5  5.01 SETTLEMENT OF PARTICIPANT'S
               SETTLEMENT  ACCOUNT Settlement of a participant's
                           account means any of the following:
                           (a) The start of annuity income
                           payments to the annuitant or
                           beneficiary.
                           (b) A payment of the cash value in a
                           lump sum.
                           The amount applied under an annuity
                           income option is the annuity value
                           less any transaction fees. The first
                           payment under any annuity option will
                           be made on the annuity date. Proof of
                           age is required before payments start
                           under any of the first four options
                           listed in Article 7.
                           5.02 NORMAL FORM OF SETTLEMENT The
                           participant must be living on the
                           date annuity payments are to begin.
                           Unless another choice is made, the
                           Company will pay the annuitant a
                           series of payments in the form of a
                           life annuity with 120 monthly
                           payments certain, the second option
                           in Article 7. General account
                           accumulation units will provide a
                           fixed annuity. Separate account
                           accumulation units will be applied to
                           provide a variable annuity. These
                           payments will begin on the normal
                           annuity date.
                           5.03 OPTIONAL ANNUITY DATE AND
                           OPTIONAL SETTLEMENT Before annuity
                           payments begin, an optional annuity
                           date or a different annuity income
                           option may be elected in writing, if
                           not prohibited by the plan. The
                           optional annuity date may be the
                           first day of any month not later than
                           the normal annuity date. The election
                           must be made at least 31 days before
                           the optional annuity date. Any of the
                           annuity income options may be
                           elected. The account value on the
                           optional annuity date will be applied.
                           5.04 MINIMUM AMOUNT TO PAYEE Any
                           annuity income option payment must be
                           at least $50 from each series
                           included in the payment. If any
                           payment from any series is less than
                           $50, the Company may change the
                           payment interval so that payments are
                           greater than $50 from that series.

                    ARTICLE 6 6.01 SETTLEMENT ON DEATH BEFORE THE SETTLEMENT ON DEATH ANNUITY DATE If a participant dies before the annuity date, the
                               beneficiary may elect:
                               1. To receive annuity income under
                               annuity income Options One, Two, or
                               Five. Election of an annuity income
                               option is subject to the following
                               conditions:
                               (a) Payments must begin within one
                               year of the participant's death.
                               (b) The guaranteed period under
                               Option Two or the designated period
                               under Option Five may not be longer
                               than the beneficiary's life
                               expectancy under the applicable
                               tables specified by the Internal
                               Revenue Service.
                               (c) The annuity value as of the date
                               of the first income payment will be
                               applied.
                               OR
                               2. To receive a lump sum settlement
                               equal to the cash value on the date
                               the payment is made. If the lump sum
                               settlement becomes payable because of
                               the death of participant prior to
                               attaining age 65, the lump sum
                               settlement will be equal to the
                               larger of:
                               (a) The purchase payments less
                               amounts already applied to an annuity
                               income option, and less any prior
                               partial surrenders; or
                               (b) The value of any separate account
                               accumulation units, plus 100% of the
                               accumulated payment value of the
                               participant's interest in the general
                               account.
                               If the spouse of the participant is
                               the beneficiary, the spouse may delay
                               election of an income option under 1
                               above, to the later of (a) one year
                               after the participant's death or (b)
                               a date no later than the date on
                               which the participant would have
                               attained age 70 1/2.
                               In any event, distribution under the
                               lump sum option above must be made
                               within 5 years of the death of the
                               participant.
                               Unless a participant has elected
                               otherwise, if there is more than one
                               named beneficiary living at the time
                               of the participant's death, each will
                               share in the proceeds equally.
                               If a participant outlives all
                               beneficiaries, the proceeds will be
                               paid to the participant's estate in a
                               lump sum.
                               No beneficiary will have the right to
                               assign, anticipate or commute any
                               future payments under any of the
                               options, except as provided in the
                               election or by law.
                               The rights to the proceeds will pass
                               as if the participant outlived the
                               beneficiary if the beneficiary dies
                               at the same time as the participant
                               or within 15 days of the
                               participant's death and prior to the
                               date due proof of the participant's
                               death is received. Due proof of death
                               will be a certified death
                               certificate, an attending physician's
                               statement, a decree of a court of
                               competent jurisdiction as to the
                               finding of death, or such other
                               documents as the Company may, at its
                               option, accept.
                               6.02 SETTLEMENT ON DEATH OF PAYEE
                               Upon the death of a payee, any
                               remaining payments certain under
                               Options Two, Three, or Five in
                               Article 7 will be paid to the named
                               beneficiary.
                               If no beneficiary is alive at the
                               payee's death, the payee's estate
                               will receive a lump sum payment. This
                               lump sum will be the present value of
                               the remaining payments certain at the
                               payee's death. The present value will
                               be computed on the basis of the
                               interest rate used to compute the
                               benefit.
                               If, as a result of a payee's death,
                               variable annuity payments are being
                               continued to a beneficiary, that
                               beneficiary may elect at any time to
                               receive in a lump sum the present
                               value of the remaining number of
                               payments certain.

 LOGO

                  ARTICLE 7 7.01 ANNUITY INCOME OPTIONS Except as ANNUITY INCOME may be limited by Article 6, the annuity value can be applied to these
                             annuity income options.
                             a. OPTION ONE--LIFE ANNUITY A series
                             of annuity income payments made
                             monthly during the payee's life. The
                             payments will stop with the last
                             payment due before the death of the
                             payee. No further payments will be
                             made after the death of the payee.
                             b. OPTION TWO--LIFE ANNUITY WITH 120,
                             180, OR 240 MONTHLY PAYMENTS CERTAIN
                             A series of annuity income payments
                             made monthly for the guaranteed
                             period elected and thereafter during
                             the payee's life. The guaranteed
                             period may be 120, 180 or 240 months.
                             If the payee dies before the end of
                             the guaranteed period, payments for
                             the remainder of the guaranteed
                             period will be paid to the
                             beneficiary.
                             c. OPTION THREE--INSTALLMENT REFUND
                             LIFE ANNUITY A series of annuity
                             income payments made monthly during
                             the payee's life. If the payee dies
                             before receiving the "minimum number"
                             of payments, payments will continue
                             to the beneficiary. The "minimum
                             number" of payments is equal to the
                             amount applied under this option
                             divided by the first monthly payment.
                             Any payments made after the death of
                             the payee will stop when the Company
                             has paid out a total number of
                             payments equal to the "minimum
                             number" of payments.
                             d. OPTION FOUR--JOINT AND FULL TO
                             SURVIVOR ANNUITY A series of annuity
                             income payments made monthly during
                             the lifetime of both of two payees.
                             If one of the payees dies, the
                             payments will end with the last
                             payment due before the death of the
                             remaining payee.
                             e. OPTION FIVE--DESIGNATED PERIOD
                             ANNUITY--FIXED DOLLAR ONLY A series
                             of fixed annuity income payments made
                             monthly for a period of years. Any
                             number of years from 5 through 30 may
                             be chosen. Payments will be made to
                             the payee or beneficiary even if the
                             payee dies. Payments stop at the end
                             of the period selected. This option
                             is only available for fixed annuities.
                             f. Other options may be available as
                             agreed upon by the Company.
                             7.02 ALTERNATE ANNUITY INCOME RATES
                             If settlement is made under any fixed
                             annuity income option, payment will
                             be based on the larger of the
                             following:
                             (a) The Company's current annuity
                             settlement option rates applicable to
                             this contract.
                             (b) The annuity purchase rates found
                             in Article 9.
                             7.03 ALTERNATE ASSUMED INVESTMENT
                             RETURN If allowed by the laws of the
                             state in which this contract is
                             issued, a participant may elect
                             variable annuity benefits determined
                             on an assumed investment return of
                             [%] or [%] in lieu of the [%] return
                             assumed in the contract.

                                                        12

              ARTICLE 8  8.01 DETERMINATION OF MONTHLY
  METHOD OF CALCULATING  GUARANTEED MINIMUM FIXED DOLLAR
ANNUITY INCOME PAYMENTS  ANNUITY PAYMENTS Except as provided in Section 7.02, the payment amounts
                         shown in Tables 1 and 2 in Article 9
                         will be used to determine the monthly
                         payments under a fixed payment
                         option. The tables show the dollar
                         amount of the monthly payments which
                         can be purchased with each $1,000 of
                         the general account's annuity value,
                         after deduction of any applicable
                         premium taxes. Amounts shown use the
                         1983 Table "a" Individual Annuity
                         Mortality, modified, with an interest
                         rate of [%] per year.
                         8.02 DETERMINATION OF MONTHLY
                         VARIABLE ANNUITY PAYMENT FOR THE
                         FIRST YEAR Variable annuity payment
                         amounts will be determined at the
                         annuity date, and will remain the
                         same for one year from that date.
                         Amounts may vary each year thereafter.
                         The age of the payees born after 1915
                         must be adjusted using the following
                         Table. Adjusted ages for payees born
                         after 1995 are available from the
                         Company. The payee's actual age will
                         be based on the birthday nearest the
                         time the first payment is due.
                            CALENDAR YEAR OF BIRTH
                                                                   ADJUSTED
                         AGE
                                1915 or
                         Prior                                 Actual
                         Age
                                1916--1935
                                                         Actual
                         Age Minus 1
                                1936--1955
                                                        Actual
                         Age Minus 2
                                1956--1975
                                                        Actual
                         Age Minus 3
                                1976--1995
                                                        Actual
                         Age Minus 4

                         THESE ADJUSTMENTS APPLY ONLY TO
                         TABLES 3 AND 4 SHOWN ON THE NEXT
                         PAGES. THESE AGE ADJUSTMENTS DO NOT
                         APPLY TO ANY OTHER ANNUITY INCOME
                         RATES UNLESS SO SPECIFIED BY THE
                         COMPANY.
                         Tables 3 and 4 show the factors used
                         to determine variable annuity income
                         payments based on an assumed
                         investment return of [%]. They are
                         based on the Modified Select Security
                         First Annuity Mortality Table
                         projected to the year 2000 in the
                         projection scale C modified and then
                         [%] interest, reduced for the first
                         10 years of any period certain by [%].
                         The monthly payment for the first
                         year is determined by:
                         (a) dividing the separate account
                         annuity value by $1,000.
                         (b) multiplying the result from (a)
                         by the annuity premium rate shown in
                         column 1 of Table 3 or 4 for the
                         option elected for the adjusted age
                         of payee, and
                         (c) multiplying the result of (b) by
                         the monthly payment factor in column
                         2 of Table 3 or 4.
                         If there are value in more than one
                         series, determine the monthly payment
                         for each series as above.
                         8.03 NUMBER OF ANNUITY UNITS The
                         number of annuity units for any
                         series is determined by dividing the
                         first year monthly payment by the
                         separate account annuity value for
                         that series for the valuation period
                         that includes the settlement date.
                         The number of annuity units thus
                         determined will not change unless the
                         owner transfers annuity units from
                         one separate account series to
                         another. Such annuity units
                         transferred will be based on the same
                         assumed investment return.
                         8.04 DETERMINATION OF MONTHLY
                         VARIABLE ANNUITY PAYMENTS FOR THE
                         SECOND AND SUBSEQUENT YEARS The
                         amounts of the second and subsequent
                         years' monthly variable annuity
                         payments are not pre-determined, and
                         may change from year to year, based
                         on the variations in the annuity unit
                         value. The annuity unit value varies
                         with the variations of net investment
                         results above and below the assumed
                         investment rate.

                               As of each anniversary of the
                               settlement date, the Company will
                               determine the amount of monthly
                               payments for each series of the year
                               then beginning. It will be determined
                               by multiplying the number of separate
                               account annuity units for that series
                               by the annuity unit value for the
                               same series for the valuation period
                               in which the first payment for that
                               year is due.
                               The Company guarantees that the
                               amount of each variable annuity
                               payment will not be affected by
                               variations in the mortality
                               experience of payees nor by expenses
                               incurred by the Company in the
                               administration of such benefits.
                               8.05 SEPARATE ACCOUNT ANNUITY UNIT
                               VALUES The separate account annuity
                               unit value for each series was
                               originally established at $5. This
                               value for any subsequent valuation
                               period is determined for each series
                               by:
                               (a) multiplying the annuity unit
                               value of the series for the
                               immediately preceding valuation
                               period by
                               (b) the annuity change factor for the
                               second preceding valuation period.
                               The annuity change factor for any
                               valuation period is determined for
                               each series by dividing:
                               (a) the accumulation unit value at
                               the end of the valuation period by
                               (b) the accumulation unit value at
                               the end of the previous valuation
                               period, and multiplying the result by
                               (c) the interest neutralization
                               factor.
                               For weekly valuation periods and a
                               [%] assumed net investment rate, the
                               interest neutralization factor is [%].

                                   ARTICLE 9
                            ANNUITY PURCHASE RATES

               GUARANTEED DOLLAR AMOUNT OF MONTHLY PAYMENT WHICH
                     IS PURCHASED WITH EACH $1,000 APPLIED
                         LIFE ANNUITIES--FIXED DOLLAR

TABLE 1

                                                          JOINT AND FULL TO
                         SINGLE LIFE ANNUITIES              SURVIVOR
              ------------------------------------------- -----------------
                NO      120     180     240
              PERIOD  MONTHS  MONTHS  MONTHS  INSTALLMENT BOTH    MONTHLY
         AGE  CERTAIN CERTAIN CERTAIN CERTAIN   REFUND    AGE     PAYMENT
         ---  ------- ------- ------- ------- ----------- ----    -------
         60..  $5.58   $5.47   $5.32   $5.12     $5.30     60      $4.82
         61..   5.71    5.58    5.41    5.19      5.39     61       4.90
         62..   5.84    5.69    5.50    5.25      5.50     62       4.99
         63..   5.98    5.81    5.60    5.31      5.60     63       5.09
         64..   6.14    5.94    5.70    5.38      5.72     64       5.19
         65..   6.30    6.07    5.79    5.44      5.84     65       5.30
         66..   6.48    6.21    5.90    5.50      5.97     66       5.42
         67..   6.66    6.36    6.00    5.56      6.10     67       5.55
         68..   6.86    6.51    6.10    5.61      6.25     68       5.68
         69..   7.08    6.67    6.20    5.66      6.40     69       5.83
         70..   7.31    6.83    6.30    5.71      6.56     70       5.98
         71..   7.56    7.00    6.40    5.75      6.73     71       6.15
         72..   7.83    7.17    6.50    5.79      6.91     72       6.33
         73..   8.12    7.35    6.59    5.83      7.10     73       6.52
         74..   8.43    7.53    6.68    5.86      7.30     74       6.73
         75..   8.77    7.72    6.76    5.89      7.51     75       6.95

Monthly payments for ages not shown will be furnished by the Company on request and will be calculated on the same actuarial basis.

TABLE 2

                  DESIGNATED PERIOD ANNUITIES--FIXED DOLLAR
                   -----------------------------------------
                     AMOUNT OF          AMOUNT OF          AMOUNT OF
           YEARS OF   MONTHLY  YEARS OF  MONTHLY  YEARS OF  MONTHLY
           PAYMENTS   PAYMENT  PAYMENTS  PAYMENT  PAYMENTS  PAYMENT
           --------  --------- -------- --------- -------- ---------
             5......  $18.12      14      $7.49      23      $5.24
             6......   15.35      15       7.10      24       5.09
             7......   13.38      16       6.76      25       4.96
             8......   11.90      17       6.47      26       4.84
             9......   10.75      18       6.20      27       4.73
             10.....    9.83      19       5.97      28       4.63
             11.....    9.09      20       5.75      29       4.53
             12.....    8.46      21       5.56      30       4.45
             13.....    7.94      22       5.39

      ANNUITY PREMIUM RATES PER $1,000 OF VALUE APPLIED (COLUMN (1)) AND
                     MONTHLY PAYMENT FACTORS (COLUMN (2))

            TABLE 3     SINGLE LIFE ANNUITIES--VARIABLE

                                MONTHLY PAYMENTS CERTAIN
                 -------------------------------------------------------
       ADJUSTED      NONE           120           180           240
       AGE OF    ------------- ------------- ------------- -------------
       PAYEE      (1)    (2)    (1)    (2)    (1)    (2)    (1)    (2)
       --------  ------ ------ ------ ------ ------ ------ ------ ------
         60..... 62.596 .08946 61.992 .08713 60.305 .08611 58.126 .08539
         61..... 63.710 .08975 63.123 .08723 61.294 .08614 58.873 .08538
         62..... 64.922 .09003 64.340 .08730 62.333 .08614 59.628 .08535
         63..... 66.252 .09028 65.653 .08736 63.424 .08613 60.387 .08532
         64..... 67.715 .09049 67.068 .08739 64.564 .08611 61.142 .08527
         65..... 69.298 .09072 68.578 .08741 65.743 .08607 61.884 .08523
         66..... 71.005 .09101 70.199 .08742 66.959 .08603 62.606 .08518
         67..... 72.817 .09137 71.905 .08744 68.191 .08599 63.294 .08513
         68..... 74.732 .09180 73.692 .08747 69.430 .08595 63.941 .08508
         69..... 76.751 .09231 75.557 .08751 70.665 .08590 64.539 .08503
         70..... 78.880 .09290 77.496 .08755 71.886 .08586 65.082 .08499
         71..... 81.010 .09372 79.469 .08763 73.069 .08583 65.563 .08495
         72..... 83.231 .09465 81.498 .08770 74.214 .08579 65.984 .08491
         73..... 85.539 .09570 83.575 .08777 75.309 .08574 66.347 .08487
         74..... 87.982 .09683 85.701 .08781 76.345 .08568 66.657 .08483
         75..... 90.293 .09833 87.805 .08788 77.293 .08563 66.912 .08480

            TABLE 4  JOINT AND FULL TO SURVIVOR--VARIABLE

                           ADJUSTED     NO PAYMENTS CERTAIN
                           AGE OF       -------------------
                           BOTH PAYEES   (1)       (2)
                           -----------   ------    ------
                               60...... 57.810    .08526
                               61...... 58.742    .08535
                               62...... 59.741    .08545
                               63...... 60.817    .08554
                               64...... 61.976    .08564
                               65...... 63.220    .08575
                               66...... 64.548    .08594
                               67...... 65.961    .08616
                               68...... 67.460    .08643
                               69...... 69.049    .08674
                               70...... 70.732    .08711
                               71...... 72.468    .08758
                               72...... 74.294    .08813
                               73...... 76.208    .08875
                               74...... 78.229    .08943
                               75...... 80.243    .09032

Factors for adjusted ages not shown will be furnished by the Company on request and will be calculated on the same actuarial basis.

--------------------------------------------------------------------------------

                               ANNUITY CONTRACT

                        GROUP FLEXIBLE PAYMENT ANNUITY
                     PROVIDING FIXED AND VARIABLE BENEFITS
                      LIFE ANNUITY WITH 10 YEARS CERTAIN
                         STARTING ON THE ANNUITY DATE
                               NON-PARTICIPATING
                                 NO DIVIDENDS

 LOGO

                                COMMUNICATIONS
        Write to the Company at its Administrative Office shown below:
                     Security First Life Insurance Company
                                P.O. Box 92193
                         Los Angeles, California 90009

                     SECURITY FIRST LIFE INSURANCE COMPANY
   1300 DELAWARE TRUST BUILDING, P.O. BOX 25130, WILMINGTON, DELAWARE 19899

--------------------------------------------------------------------------------

 LOGO

                       ANNUITY PURCHASE RATE BONUS RIDER

This rider applies to Policy Forms SF 225R1 and SF 226R1.

In the event that the participant or beneficiary settles the participant's account by applying the entire annuity value of the account to a fixed annuity income option at any time after the ninth full calendar year following the certificate date, the Company will increase its current annuity settlement option rates described in Section 7.02 by [%].

/s/ Robert G. Mepham
--------------------------
Robert G. Mepham
President

 LOGO

                     GENERAL ACCOUNT EXCESS INTEREST RIDER

Notwithstanding anything in the contract to the contrary, upon the expiration of initial interest rate guarantees in excess of the minimum guaranteed interest rate of [%], the Company agrees that it will declare from time to time excess interest over this minimum guaranteed interest rate on Purchase Payments allocated to the general account, and that each such declaration shall be for a period of not less than one year.

Signed for the Company at Wilmington, Delaware

/s/ Robert G. Mepham
--------------------------
Robert G. Mepham
President